As filed with the Securities and Exchange Commission on October 11, 1996.


                                    Registration No. 33-


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549


                                FORM S-8
                        REGISTRATION STATEMENT
                                  Under
                      The Securities Act of 1933


                          TGC INDUSTRIES, INC.
         (Exact name of Registrant as specified in its charter)

                  Texas                           74-2095844
       (State or other jurisdiction             Identification
       of incorporation organization)               Number



                   1304 Summit, Suite 2, Plano, Texas  75074
                  (Address of principal place of business or
                     intended principal place of business)


      1986 Incentive and Nonqualified Stock Option Plan (as amended);
                              1993 Stock Option Plan
                               (Full Title of Plan)


                               RICE M. TILLEY, JR.
                             Law, Snakard & Gambill
                              3200 Bank One Tower
                           Fort Worth, Texas  76102
                                (817) 878-6350
          (Name, address and telephone number of agent for service)

                                   Copies to:
                              VERNON E. REW, JR.
                           Law, Snakard & Gambill
                            3200 Bank One Tower
                          Fort Worth, Texas  76102


           The Exhibit Index is located at Page 7 of the sequentially numbered pages of the manually signed registration statement.

<Page 2>

                       CALCULATION OF REGISTRATION FEE


                                        Proposed
Title of Each                           Maximum
Class of                                Offering    Aggregate    Amount of
Securities to be    Maximum Amount      Price Per   Offering     Registration
Registered          to be Registered    Share       Price        Fee

Common Stock,        26,668(1)(a)       $1.00       $ 26,668     $  9.20
$.10 par value       25,000(1)(b)         .375         9,375        3.23
(1)

Common Stock,        35,000(2)(a)       $1.375        48,125       16.60
$.10 par value      145,000(2)(b)        1.00        145,000       50.00
(2)                 195,000(2)(c)         .80        156,000       53.79
                    250,000(2)(d)         .40        100,000       34.48

Total               676,668                         $485,168     $167.30

(1) This Registration Statement relates to 51,668 shares of Common Stock issuable upon the exercise of presently outstanding options issued under the Company's 1986 Incentive and Nonqualified Stock Option Plan.

     (a) These shares are issuable upon the exercise of options at $1.00 per share.
     (b) These shares are issuable upon the exercise of options at $.375 per share.

(2) This Registration Statement also relates to 625,000 shares of Common Stock issuable upon the exercise of presently outstanding options issued under the Company's 1993 Stock Option Plan. This Registration Statement also covers such indeterminable number of additional shares as may become deliverable due to future adjustments under the terms of both plans.

     (a) These shares are issuable upon the exercise of options at $1.375 per share.
     (b) These shares are issuable upon the exercise of options at $1.00 per share.
     (c) These shares are issuable upon the exercise of options at $.80 per share.
     (d) These shares are issuable upon the exercise of options at $.40 per share.

     This Registration Statement shall be deemed to cover securities resulting from stock splits, stock dividends, or similar transactions as provided by Rule 416 of the Act.



<PAGE 3>

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

    The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by TGC Industries, Inc. (the "Company") are incorporated herein by reference:

       (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

       (b) The Company's definitive Proxy Statement for its 1996 Annual Meeting of Shareholders; and

       (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995.

       (d) The Company's Registration Statement on Form SB-2 filed on September 18, 1996.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

    Any statement contained in any Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

    Not applicable.

Item 5.  Interest of Named Experts and Counsel

    Mr. Rice M. Tilley, Jr. is a shareholder in the law firm of Law, Snakard & Gambill, P.C. and is an Assistant Secretary of the Company.

Item 6.  Indemnification of Directors and Officers

    The Company's Restated Articles of Incorporation and Bylaws provide that the Company shall indemnify all directors and officers of the Company to the full extent permitted by the Texas Business Corporation Act. Under such provisions any director or officer, who, in his capacity as such, is made or threatened to be made a party to any suit or proceeding, shall be indemnified if such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. The Company's Restated Articles of Incorporation and Bylaws and the Texas Business Corporation Act further provide that such indemnification is not

<PAGE 4>
exclusive of any other rights to which such individuals may be entitled under the Restated Articles of Incorporation, the Bylaws or any agreement, vote of stockholders or disinterested directors, or otherwise.

Item 7.  Exemption from Registration Claimed

    Not applicable.

Item 8.  Exhibits

  (a)    Exhibits.  The following is a list of exhibits to this Registration
Statement:

         4.1 The Company's 1986 Incentive and Nonqualified Stock Option Plan, filed as Exhibit 10(c) to the Company's Registration Statement on Form 10 (Registration No. 0-14908), filed with the Commission and incorporated herein by reference.
         4.2 Amendment Number One to the Company's 1986 Incentive and Nonqualified Stock Option Plan as adopted by the Board of Directors on May 1, 1987, filed as Exhibit 10.4 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1987, and incorporated herein by reference.
         4.3 The Company's 1993 Stock Option Plan as adopted by the Board of Directors on June 3, 1993, filed as Exhibit 10.4 to the Company's Registration Statement on Form S-2 (Registration No. 33-73216), filed with the Commission and incorporated by reference.
         5. Opinion of Counsel as to Legality of Securities being Registered.
         23.1 Consent of Grant Thornton LLP
         23.2 Consent of Law, Snakard & Gambill, P.C. (contained in Exhibit
              5).
         24.  Power of Attorney.

Item 9.  Undertakings

       The Registrant hereby undertakes:

       (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those

<PAGE 5>
paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) That, for the purposes of determining liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


<PAGE 6>

                                SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on October 2, 1996.

                      TGC INDUSTRIES, INC., Registrant

                      By:    ROBERT J. CAMPBELL

                             Robert J. Campbell, Vice-Chairman of the Board
                                                 and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, constituting a majority of the Board of Directors of the Registrant, on behalf of the Registrant and in the capacities and on the dates indicated.

       Signature                   Title                         Date


       ROBERT J. CAMPBELL     Vice-Chairman of the Board      October 2, 1996
       Robert J. Campbell     and Chief Executive Officer
                              (Principal Executive Officer)

       ALLEN T. McINNES       Chairman of the Board           October 2, 1996
       Allen T. McInnes


       WAYNE A. WHITENER      President and Director          October 2, 1996
       Wayne A. Whitener


       KENNETH W. USELTON     Treasurer (Principal Financial  October 2, 1996
       Kenneth W. Uselton     and Accounting Officer)


       WILLIAM J. BARRETT     Secretary and Director          October 2, 1996
       William J. Barrett


       HERBERT M. GARDNER     Director                        October 2, 1996
       Herbert M. Gardner

H:\DOCS3\T9140\001\56817.1




<PAGE 7>

                                  EXHIBIT INDEX


                                                            Sequential
Exhibit Number                                              Page Number

   5.     Opinion of Counsel as to Legality of Securities being Registered . 8

   23.1   Consent of Grant Thornton LLP. . . . . . . . . . . . . . . . . .  10

   23.2   Consent of Law, Snakard & Gambill, a Professional
          Corporation (contained in exhibit 5) . . . . . . . . . . . . . . .11

   24.    Power of Attorney. . . . . . . . . . . . . . . . . . . . . . . .  12

<PAGE 8>

                                     EXHIBIT 5


        OPINION OF COUNSEL AS TO LEGALITY OF SECURITIES BEING REGISTERED




                               October 2, 1996


TGC Industries, Inc.
1304 Summit Avenue
Suite 2
Plano, TX 75074

       Re:     Form S-8 Registration Statement

Gentlemen:

       We have acted as counsel to TGC Industries, Inc., a Texas corporation, (the "Company") in connection with the proposed offering of the following shares of the Company's Common Stock, $.10 par value (the "Common Stock"):

       (1) 51,668 shares of Common Stock issuable by the Company upon the exercise of presently outstanding options granted under the Company's 1986 Incentive and Nonqualified Stock Option Plan (as amended); and

       (2) 625,000 shares of Common Stock issuable by the Company upon exercise of presently outstanding options granted under the Company's 1993 Stock Option Plan.

       All of the above shares of Common Stock are offered pursuant to a Registration Statement on Form S-8 (the "Registration
Statement") to which this opinion is being filed as an exhibit.

       In our capacity as counsel to the Company, we have examined and relied upon the Company's Restated Articles of Incorporation and Bylaws, as amended, and the records of corporate proceedings with respect to the approval of the proposed registration and the offering and sale of the shares of Common Stock thereunder, and have made such other investigations as we have deemed necessary and prudent for the purposes of the opinions expressed herein.

       Based upon the foregoing, but subject to the penultimate paragraph of this letter, we are of the opinion that:

       (1) All of the above described shares of Common Stock have been duly authorized; and

       (2) When (a) the Registration Statement shall become effective; (b) the applicable provisions of the securities laws of the various states have been compiled with; and (c) the 51,668 shares of Common Stock issuable upon the exercise of presently outstanding options granted under the Company's 1986 Incentive and Nonqualified Stock Option Plan (as amended) and the 625,000 shares of Common Stock issuable upon exercise of presently outstanding options granted under the Company's 1993
               Stock Option Plan have been issued and paid for in accordance with (i) the terms and conditions set forth in the Registration Statement and (ii) the terms and conditions of the 1986 Incentive and Nonqualified Stock
               Option Plan (as amended) and the 1993 Stock Option Plan, respectively, and related documents entered or to be entered into between the Company and a particular optionee, then, upon delivery of such shares of Common Stock, such Common
               Stock will be legally issued, fully paid and nonassessable.

       This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly so stated.

       We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the aforesaid
Registration Statement and of the use of our name in the Prospectus constituting a part thereof.

                                   Respectfully submitted,



                                   /s/ Law, Snakard & Gambill, P.C.

                                   LAW, SNAKARD & GAMBILL, P.C.



<PAGE 10>

                               EXHIBIT 23.1


                      CONSENT OF GRANT THORNTON LLP


             Consent of Independent Certified Public Accountants

We have issued our report dated February 7, 1996 accompanying the consolidated financial statements of TGC Industries, Inc. and Subsidiary appearing in the annual report on Form 10-KSB for the year ended December 31, 1995, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/ Grant Thornton, LLP
GRANT THORNTON, LLP

Dallas, Texas
October 7, 1996




<PAGE 11>


                               EXHIBIT 23.2

                     CONSENT OF LAW, SNAKARD & GAMBILL,
                         a Professional Corporation
                          (contained in Exhibit 5)





<PAGE 12>
                                 EXHIBIT 24

                             POWER OF ATTORNEY


                             POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Executive Officers of TGC Industries, Inc. (the "Company") hereby constitutes and appoints Robert J. Campbell, William J. Barrett, and Herbert M. Gardner his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering, under the Securities Act of 1933, the shares of the Company's Common Stock issuable upon the exercise of Options issued under the Registrant's 1986 Incentive and Nonqualified Stock Option Plan and 1993 Stock Option Plan granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 2nd day of October, 1996.

       Signature                             Title

       ROBERT J. CAMPBELL                    Vice-Chairman of the Board
       Robert J. Campbell                    and Chief Executive Officer
                                             (Principal Executive Officer)

       ALLEN T. McINNES                      Chairman of the Board
       Allen T. McInnes


       WAYNE A. WHITENER                     President and Director
       Wayne A. Whitener


       KENNETH W. USELTON                    Treasurer (Principal Financial
       Kenneth W. Uselton                    and Accounting Officer)



       WILLIAM J. BARRETT                    Secretary and Director
       William J. Barrett


       HERBERT M. GARDNER                    Director
       Herbert M. Gardner



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